UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2013

NeoMedia Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Arapahoe Avenue, Suite 9, Boulder, Colorado	80302
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(303) 546-7946

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 11, 2013, NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), entered into a Debenture Redemption Agreement (the “Agreement”) with YA Global Investments, L.P., a Cayman Islands exempt limited partnership (“YA”). Pursuant to the terms of the Agreement, the Company has the option to redeem outstanding amounts under the six (6) secured convertible debentures issued by the Company currently held by YA at a purchase price equal to seventy-five percent (75%) of the value of the amount being redeemed (a twenty-five percent (25%) reduction in the redemption amount). The Agreement may be terminated by either party upon ninety (90) days’ written notice. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ Laura A. Marriott
Laura A. Marriott
Chief Executive Officer

Date: October 16, 2013